Exhibit 10.21

INDEPENDENT CONSULTING AGREEMENT

This Independent Consulting Agreement (“Agreement”) is made and entered into effective this the 1st day of August 2007, by and between Richard Torykian, a United States citizen having his office at 56 Arrandale Road, Rockville Centre, NY 11570 hereinafter referred to as (“Consultant”) and American Defense Systems, Inc., a United States and Delaware Corporation having its office at 230 Duffy Avenue, Unit C, Hicksville, NY 11801, (hereinafter referred to as “Client”) including any affiliates, subsidiaries and/or designees collectively referred to as “Parties” having entered into this “Agreement”.

Client desires a business relationship for the purposes of obtaining contracts for the up-armoring of vehicles, the promotion of infrastructure construction services and procurement equipment that can be purchased by companies or such military entities as may be eligible for such equipment and approved for sale under applicable regulations, including without limitation, United States, North Atlantic Treaty Organization (NATO), foreign government entities, including without limitation Armed Forces and United Nations (UN) forces. The Consultant will put Client directly in contact with the decision makers to purchase this equipment and shall provide such advisory and consulting services as may be necessary to facilitate the completion of the proposed transaction.

WHEREAS, Client desires to promote their business and products with appropriate private and public entities including without limitation United States, NATO and UN to obtain contracts for said products.

WHEREAS, Consultant, under this business Consulting Agreement, agree to provide services of a private enterprise and policy strategy in furtherance of the bona fide trade or business opportunities for the Client’s business and to facilitate the development of business projects.

WHEREAS, Consultant are engaged in the business of providing strategic consulting services and developing policy analysis and marketing strategies for conducting and participating in business projects for the promotion of up-armoring of vehicles, infrastructure construction services and procurement equipment purchases.

WHEREAS, Consultant, through extensive time, effort, and expenses have experience in creating strategies to assist business entities.

NOW THEREFORE, the Parties covenant and agree as follows:

A.                                   Scope of Consulting Agreement.

Consultant shall, through the use of his best efforts, endeavor to assist Client in obtaining Client’s goals, as outlined above.

B.                                     Term of Agreement.

1.               The initial term of this Agreement shall be for one year, commencing on August 1, 2007, and ending on July 31, 2008. This Agreement shall be renewable for an additional 365 days upon mutual agreement by the Parties. Each renewal of the Agreement shall be governed by the same terms and conditions contained in this Agreement unless the parties agree to a mutually agreed written modification of said terms.

2.               Subject to the foregoing, either party to this Agreement may give notice of termination (“Notice of Termination”) of this Agreement through written notice to the other party’s designated representative for notice. The Notice of Termination shall be deemed given upon the earlier of receipt: five (5) days after deposit with an internationally recognized express courier, or ten (10) days after deposit in the mail. The sending of the Notice of Termination shall terminate the Agreement effective when deemed given as defined above following the sending of the Notice of Termination (“Termination Date”). Notice of Termination may only be given via 1) overnight delivery service or 2) mail. The giving of Notice of Termination shall not terminate any of the Parties’ obligations under the Agreement until the Termination Date occurs.

C.                                     Compensation of Consulting Services.

1.               The Client shall pay the Consultant an Award Fee that is 5% (five percent) of the gross contract value of any contracts or subcontracts obtained through the effort of the Consultant in which the Client’s relationship was initiated by the Consultant for said contracts. Gross value is defined as the total contract completed and paid.

2.               Client and Consultant agree to regularly confer to confirm whether the opportunity had been previously identified by the Client and may agree to have Consultant receive mutual agreed compensation as may be applicable on a contract by contract basis. Any such agreement shall be subject of the terms and conditions of this Agreement as well as such additional terms as may be agreed to in a mutually executed written agreement.

3.               Within ten (10) business days of receipt of funds applicable to a contract obtained by Consultant to which Consultant is entitled to an Award Fee, the Client shall pay the Consultant via check or wire transfer to the bank designated by Richard Torykian in the United States. If payment is to be made via wire transfer, Consultant shall provide Client with specific wire transfer information. Payment via check shall be sent to Client at its business address as stated herein or as subsequently amended via written notice to Client. In the event that a multi-year contract is obtained, then Consultant may be paid the Award Fee on an annual basis to reflect the applicable portion of the contract or subcontract for which Client has received payment for completion during the applicable calendar year.

4.               In addition to the aforementioned Award Fee, Consultant shall be paid a Quarterly Consulting Fee in the sum of Twelve Thousand Five Hundred ($12,500.00) Dollars together with such reasonable expenses as Client shall have authorized Consultant to incur in performance of services for the Client. The Consulting Fee shall be for consulting services pertaining to business opportunities, institutional and industry related knowledge and such other services as the Company may reasonably request. The Consulting Fee shall be paid on or before the fifteenth day of each month during the pendency of this Agreement and any renewals thereof. The reasonable expenses shall be paid in a timely fashion following the receipt by the Company of a detailed expense report and the supporting receipts and documentation pertaining thereto.

5.               Additionally, Consultant shall receive additional compensation of 100,000 shares of Common Stock for services to be rendered as an Advisor. These shares shall be issued to Consultant in increments of 25,000 shares per quarter during the initial term of this Agreement. In the event that the Company forms an Advisory Board and/or Committee, then Consultant shall serve on that Board or Committee without additional compensation except for reimbursement for such reasonable expenses that may be incurred for participation on the Advisory Board and/or Committee.

6.               Client understands that despite best efforts of Consultant, Goals may not be obtained or achieved. Client understands and agrees that Consultant cannot warrant or guarantee outcome of the Goals, and that Consultant have made no representation to Client about the probable outcome of the Goals.

7.               The Consultant shall provide Client with a disclosure statement at the inception of the agreement delineating any applicable business dealings, including but not limited to other consulting agreements and board of director memberships. Consultant represents and agrees that he shall not consult with any company, entity or person who is deemed to compete with the Client and/or provide competing goods and/or services during the pendency of this Agreement and any renewals thereof. In the event that Consultant deems that work for another entity may conflict with this representation, he shall immediately inform the Client in writing of the potential conflict and shall not conduct such work unless he receives a written authorization from the Company allowing the performance of the work. Failure to provide the Company with written notice and/or performing the work without written authorization from the Client shall be a material breach of the Agreement. The Client reserves all rights in equity and law if the Consultant materially breaches the Agreement.

D.                                    Key Personnel.

Consultant may suggest to Client other business or legal entities be retained to perform specific services on behalf of client, which client will need to engage these business legal persons or entities under a separate agreement. Client may seek to have Consultant’ coordinate with these other business entities for the performance of their services.

E.                                      Independent Contractor: No Agency and No Joint Venture.

The Parties expressly agree that this Agreement does not create an agency agreement or a joint venture agreement. The Parties expressly agree that Consultant are independent contractors entitled to use and exercise their own judgment and discretion. While all actions shall be taken in consultation with Client, Consultant shall not be obligated to carry out any course of action, of which the Consultant do not approve or agree.

F.                                      LIMITATION ON WARRANTIES.

THIS IS A BUSINESS SERVICE ENGAGEMENT. CONSULTANT WARRANTS THAT HE WILL PERFORM CONSULTING SERVICES HEREUNDER IN GOOD FAITH.

G.                                     Confidential Information.

It is the intention of Consultant to protect and prevent unauthorized access to and disclosure of confidential information obtained from Client, whether oral, written, electronic and/or any other form. Confidential Information shall include but not be limited to information that is marked as “confidential”, advance procurement information (e.g. future requirements, statements of work, and acquisition strategies); source selection information (e.g. bids before being made public, source selection plans, and rankings of proposals); trade secrets and other confidential business information (e.g. confidential business information submitted by the Client); attorney work product; information protected by the Privacy Act (e.g. social security numbers, home addresses, and telephone numbers); and other sensitive information that would not be released under the Freedom of Information Act (e.g. program planning and budgeting system information). Consultant shall not seek access to Confidential Information beyond what is required for the performance of services under this Agreement. Consultant shall ensure that its status as an Independent Contractor is known when seeking access to and receiving Confidential Information. In order for Consultant to effectively carry out their functions under this Agreement, the Parties understand that Consultant will come into possession of information that Client may otherwise deem confidential. However, unless Client specifically limits the disclosure of the information by giving written notice of the specific information it desires to maintain confidential, Consultant may make necessary disclosures and convey such information to third parties, if such disclosure is necessary, in Consultant’ opinion, to achieve the Client’s Goals. Consultant shall not use or disclose Confidential Information for any purpose other than providing the contract support services contemplated by this Agreement and will not use or disclose the information to any unauthorized person and/or entity for personal, commercial, or unauthorized purpose. If Consultant becomes aware of any improper release or disclosure of Confidential Information, recipient shall provide notice to Client’s Recipient for Notice as hereinafter designated in writing as soon as possible. Consultant expressly warrant that such disclosures will not be made except in the direct course of carrying out Consultant’s functions under this Agreement. Client expressly agrees to waive any action it may have for disclosure of such confidential information, unless Client has given written notice to Consultant directing Consultant not to disclose. Consultant agree to return any Confidential Information given to it pursuant to this Agreement, including any transcriptions and/or copies in any format whatsoever made by Consultant of the Confidential Information to which Consultant were given access, if not already destroyed, when Consultant no longer perform work under the Agreement. Consultant acknowledge that any unauthorized use, release or disclosure of Confidential Information in violation of this Agreement will subject the Consultant to administrative, civil or criminal remedies as may be authorized by law.

H.                                    Law Governing Agreement.

Client and Consultant agree that the laws governing this Agreement shall be under the Laws of the United States and the State of New York with venue being United States District Court, Eastern District of New York. If said court declines jurisdiction then a proceeding may be brought in Supreme Court of the State of New York, Nassau County. The parties may opt to mediate any dispute upon mutual written consent.

I.                                         Limitation on Actions.

All legal actions arising under or related to this Agreement must be commenced within one year of the Termination Date of the Agreement.

J.                                        Limitation on Damages.

Mutually, Consultant and Client agree that they shall not be liable to each other for any actions except fraud and/or breach of fiduciary duty for any actions, damages, claims, liabilities, costs, expenses, or losses arising out of or related to this Agreement or the consulting services performed hereunder in excess of the fees of the amount paid to Consultant by Client under this Agreement. In no event shall Consultant and /or Client be liable for consequential, special, indirect, incidental, punitive or exemplary damages, costs, expenses, or losses (including, without limitation, lost profits and opportunity costs). The provisions of this paragraph shall apply regardless of the form of action, damage, claim, liability, cost, expense or losses whether in contract, tort, statute or otherwise.

K.                                    Additional Warranties and Representations of Parties

1.               The signing Parties represent and warrant to the other that they have the right and authority to enter this Agreement and to bind such Party to the rights and obligations set forth herein, and that all required corporate and/or governmental permission, consent and authorization has been obtained in order to make this Agreement effective.

2.               This Agreement may not be assigned by either party or transferred by operation of law to any other person or organization without the express written approval of the other party.

3.               The parties may execute a subsequent written agreement which may modify the terms hereof, including an assignment of the agreement, upon mutual written consent.

4.               Consultant agrees to carry out their business consulting services in compliance with the laws and statutes of the United States.

5.               Except as provided in this Agreement, neither party shall have the right, power, or authority to act or to create any obligation, express or implied, on behalf of the other.

6.               The Indemnification provisions set forth in the Agreement, and any other provision, which by its sense and context is appropriate, shall survive the termination of this Agreement by either party for any reason.

7.               The titles and headings of the various sections and paragraphs in this Agreement are intended solely for convenience of reference and are not intended for any other purpose whatsoever, or to explain, modify, or place any construction upon or on any provisions of Agreement.

8.               Neither party shall be in breach of this Agreement in the event it is unable to perform its obligations under this Agreement as a result of natural disaster, war, or emergency conditions.

9.               If any provision of this Agreement shall be held to be invalid or unenforceable by a competent court having proper jurisdiction, the other provisions shall remain valid.

10.         The parties agree that this Agreement supersedes all previous communications, oral or written, and all other communications between them relating to the license and to the subject hereof.

No representations or statements of any kind made by either party, which are not expressly  stated herein, shall be binding on such party.

IN WITNESS THEREOF, the parties have executed this Agreement as of this 1st day August, 2007.

 “Client” American Defense Systems, Inc.

Thomas F. Cusack

Vice President, Corporate Counsel, Secretary

Designated Representative For Notice:

Name: Thomas F. Cusack

Title: Vice President, Corporate Counsel, Secretary

Address: 230 Duffy Avenue, Unit C, Hicksville, NY 11801

Telephone: Telephone: 516-390-5302

Facsimile: 516-390-5308

“Consultant” Richard Torykian

Richard Torykian

Consultant

Designated Representative For Notice:

Name: Richard Torykian

Title: Consultant

Address: 56 Arrandale Road, Rockville Centre, NY 11570

Telephone: 516-837-3039